Exhibit 107

Calculation of Filing Fee Tables

S-3

Roivant Sciences Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares	457(r)				0.0001381
Fees to be Paid	2	Equity	Preference Shares	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	4	Other	Warrants	457(r)				0.0001381
Fees to be Paid	5	Other	Units	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	6	Equity	Common Stock par value $0.0000000341740141 par value per share	415(a)(6)	400,000,000		$ 400,000,000			S-3	333-267503	10/03/2022	$ 92,712.29
		Total Offering Amounts					$ 400,000,000		$ 0.00
		Total Fees Previously Paid							$ 0.00
		Total Fee Offsets							$ 0.00
		Net Fee Due							$ 0.00

Offering Note

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)	Please see Fee Note (1).

(3)	Please see Fee Note (1).

(4)	Please see Fee Note (1).

(5)	Please see Fee Note (1).

(6)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the securities registered pursuant to this Registration Statement include $400,000,000 of unsold securities (the "unsold securities") previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-267503) (as amended, the "prior registration statement"). The filing fee associated with the registration of the offer and sale of the unsold securities is hereby carried forward to be applied to the unsold securities registered hereunder, and no additional filing fee is due with respect to the unsold securities in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.